For Period ended 06/30/02                                     Series 3, 4, 5, 6
File Number 811-8672

Sub-Item 77Q3: Exhibits
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Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the following are additional sub-custodians for the series' listed above:

Sub-custodian:     State Street Bank and Trust Company, London Branch
Foreign Country:   United Kingdom
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     BankBoston, N.A.
Foreign Country:   Uruguay
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Citibank, N.A.
Foreign Country:   Venezuela
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     The Hongkong and Shanghai Banking Corporation Limited
Foreign Country:   Vietnam
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Barclays Bank of Zambia Plc.
Foreign Country:   Zambia
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Barclays Bank of Zimbabwe Limited
Foreign Country:   Zimbabwe
Type of Custody:   Foreign Custodian Rule 17f-5